UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 9, 2003

                        Investment Properties Associates
                        --------------------------------
             (Exact name of registrant as specified in its charter)

          New York                      0-5537                  13-2647723
          --------                      ------                  ----------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

60 East 42nd Street, New York, New York                           10165
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (212) 687-6400


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

The Registrant will pay a final dividend of approximately $1,288,840.56 to its general and special limited partners and holders of record as of the close of business on December 10, 2003 of its participations of limited partnership interests from its available cash as a result of winding up its affairs. In accordance with the Registrant's partnership agreement, one-half of the net proceeds will be distributed to the general and special limited partners and one-half to the holders of its participations of limited partnership interests. It is anticipated that such dividend will be approximately $0.7858 per participation of limited partnership interest and will be paid on December 15, 2003.

The general partners of the Registrant have executed a unanimous written consent pursuant to the Registrant's partnership agreement, in order to authorize the dissolution and deregistration of the Registrant. It is anticipated that the Registrant's Certificate of Limited Partnership will be voluntarily cancelled in accordance with the provisions of Section 121-203 of the Revised Limited Partnership Act of the State of New York prior to December 31, 2003. Immediately thereafter, the Registrant anticipates filing Form 15 with the Securities and Exchange Commission in order to terminate registration under the Securities Exchange Act of 1934 prior to December 31, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

    Exhibit No.       Description
    -----------       -----------

    Exhibit 99.1      Press Release of Registrant, dated December 2, 2003.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INVESTMENT PROPERTIES ASSOCIATES

                                    BY:    /s/ Irving Schneider
                                        ----------------------------
                                        Name: Irving Schneider
                                        Title: General Partner

Date: December 9, 2003